EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

            As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8, to be filed with the Securities and Exchange Commission on or around December 20, 1996, of our report dated June 20, 1996, included in the Consolidated Graphics, Inc. Annual Report on Form 10-K for the year ended March 31, 1996, and to all references to our Firm included in this registration statement.


/s/ ARTHUR ANDERSEN LLP
    Arthur Andersen LLP

Houston, Texas
December 20, 1996